SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2011

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2011, effective November 28, 2011, Saratoga Resources, Inc. (the “Company”) appointed Randal B. McDonald, Jr., age 54, as Controller of the Company.  Mr. McDonald has more than 30 years of accounting and financial experience principally focused in the oil and gas industry and including public company and major accounting firm experience. Prior to joining the Company, from 2007 until 2011, Mr. McDonald served as Controller of Baseline Oil & Gas Corp., an independent oil and gas company.  From 1998 until 2007, Mr. McDonald served as Chief Financial Officer and a Director of VTEX Energy, Inc., a publicly traded independent oil and gas company.  Earlier in his career, Mr. McDonald worked at Peat Marwick Mitchell & Co (now known as KPMG International) and at Arthur Andersen & Co. Mr. McDonald holds a B.B.A. degree in Accounting from the University of Texas at Austin and is a licensed CPA.

Mr. McDonald will receive a base salary of $160,000 and a stock option grant to purchase 30,000 shares of common stock vesting over three years.  Additionally, Mr. McDonald will be eligible to participate in a performance based bonus plan and such other benefit plans as are generally available to officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Date: November 18, 2011	By:	/s/ Michael O. Aldridge
Michael O. Aldridge
Chief Financial Officer

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